Nazareth National Bank opens
                         new branch at Routes 33 and 248

NAZARETH, Pa. (June 5, 2003) -- Nazareth National Bank has opened a new branch office in the Northampton Crossings Shopping Center in Lower Nazareth Township. The office will be open seven days a week and features three drive up lanes for teller and ATM service.
         The new location is Nazareth National Bank's 18th branch office and the first to open under an aggressive expansion plan announced by Scott V. Fainor, president and chief executive officer, earlier this year.
         "The Route 33 corridor, especially around Route 248, has undergone dramatic retail, commercial and residential expansion over the past five years," said Fainor. "We want to offer people the convenience of being able to bank where they live, work and shop, along with our commitment to quality customer service."
         The branch will commemorate its opening with a two-week celebration starting on Friday, June 6 and climaxing on Saturday, June 21. This celebration will offer special product promotions, as well as numerous drawing prizes including a digital camcorder package and a $1,000 certificate of deposit.
          Nazareth National Bank and Keystone Savings Bank have announced plans to merge subject to certain conditions including shareholder and regulatory approvals, which are expected later this year. The proposed merger will result in Keystone Nazareth Bank & Trust Company (KNBT), the region's largest locally owned and managed financial institution with more than 100,000 customers and assets of nearly $2 billion.

About Nazareth National Bank
First Colonial Group, Inc. (NASDAQ: FTCG) with assets more than $620 million as of March 31, 2003, operates a one-bank subsidiary, Nazareth National Bank. The Bank provides a wide variety of retail, wholesale and trust and wealth management services to individuals, businesses and institutions. Operating 18 branches in the counties of Northampton, Lehigh and Monroe the company is headquartered in Nazareth, Pa., and has been in continuous operation since June 25, 1897.

Each of the directors of First Colonial has agreed to vote their shares of First Colonial in favor of the merger, and each of the trustees of Keystone Savings Bank has agreed to vote their deposits in favor of the conversion.
The proposed merger will be submitted to First Colonial's shareholders for their consideration. KNBT Bancorp and First Colonial will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders of First Colonial are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, before making any decision regarding the merger. Shareholders of First Colonial will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information

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about KNBT Bancorp, Keystone Savings and First Colonial, at the SEC's Internet
site (http://www.sec.gov). Copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to the Secretary of First Colonial, First Colonial Group, Inc., 76 South Main Street, Nazareth, Pennsylvania 18064 (610-861-5721). First Colonial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Colonial in connection with the merger. Information about the directors and executive officers of First Colonial and their ownership of First Colonial common stock is set forth in the proxy statement, for First Colonial's 2002 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.

"Safe Harbor" Statement Under Private Securities Litigation Reform Act of 1995 This news release contains certain forward-looking statements about the proposed merger and conversion within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." These forward-looking statements are based upon the current beliefs and expectations of Keystone Savings' and First Colonial's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the companies' control. In addition, these forward-looking statements are subject to the assumptions set forth below with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Keystone Savings and First Colonial do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (1) competitive pressure among depository institutions increases significantly; (2) costs related to the integration of the business of Keystone Savings and First Colonial are greater than expected;
(3) operating costs, customer losses and business disruption following the merger may be greater than expected; (4) governmental approvals of the merger and/or the conversion may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger and/or the conversion; (5) First Colonial shareholders may fail to approve the merger and Keystone Savings Bank's depositors fail to approve the conversion; (6) adverse governmental or regulatory policies may be enacted; (7) changes in the interest rate environment reduces interest margins; (8) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (9) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (10) changes may occur in the securities market.

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